Exhibit 4.9

No. of primary ADS rights:	ADS Rights Certificate No.:
[LABEL]	CUSIP No.: 16133R 122

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
ADS RIGHTS CERTIFICATE

The registered owner of this ADS rights certificate named below, or such owner’s assigns, is entitled, under the terms of the ADS rights offering by Chartered Semiconductor Manufacturing Ltd. (“Chartered”) described in the Prospectus Supplement, dated March 11, 2009, to the Prospectus, dated March 9, 2009 (collectively, the “Prospectus”), (i) to the number of ADS rights shown above (referred to herein as the “primary ADS rights”) to subscribe for American Depositary Shares (“ADSs”) representing ten (10) ordinary shares of Chartered, and (ii) to apply to subscribe for any number of additional new ordinary shares in the form of ADSs, provided that such owner has exercised all his/her primary ADS rights (the “excess ADS rights” and, together with the primary ADS rights, the “ADS rights”). The ADS rights evidenced hereby constitute warrants. One (1) primary ADS right entitles the holder to subscribe for one (1) new ADS at the ADS subscription price equal to the U.S. dollar equivalent of S$0.07, multiplied by ten (10), based on the prevailing exchange rate between the U.S. dollar and the Singapore dollar (as reported by Bloomberg L.P.) on April 6, 2009 upon the terms and conditions described in the Prospectus. Citibank, N.A. has been appointed by Chartered to act as ADS rights agent. The amount payable for subscription or on application for subscription of new ADSs must be paid in U.S. dollars on the terms described in the Prospectus and must be in the form of a U.S. dollar check drawn on a U.S. bank or bank draft made payable to the order of “Citibank, N.A. — Chartered ADS Rights Offering.” Please reference your ADS rights certificate number on your check or bank draft.

IN ORDER TO EXERCISE YOUR ADS RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS CARD AND DELIVER THE COMPLETED AND SIGNED CARD, ALONG WITH PROPER PAYMENT FOR THE AGGREGATE NUMBER OF NEW ADSs YOU WISH TO SUBSCRIBE FOR PURSUANT TO THE EXERCISE OF YOUR PRIMARY ADS RIGHTS AND, IF APPLICABLE, THE AGGREGATE NUMBER OF ADDITIONAL NEW ORDINARY SHARES IN THE FORM OF ADSs YOU WISH TO SUBSCRIBE FOR PURSUANT TO THE EXERCISE OF YOUR EXCESS ADS RIGHTS, AS WELL AS ANY OTHER DOCUMENTS REQUIRED, TO THE ADS RIGHTS AGENT PRIOR TO THE EXPIRATION OF THE ADS SUBSCRIPTION PERIOD AT 5:00 P.M. (NEW YORK CITY TIME) ON APRIL 3, 2009.

THIS ADS RIGHTS CERTIFICATE IS TRANSFERABLE AT THE OFFICE OF THE ADS RIGHTS AGENT PRIOR TO 5:00 P.M. (NEW YORK TIME) ON MARCH 27, 2009.

VOID AFTER 5:00 P.M. (NEW YORK CITY TIME) ON APRIL 3, 2009.

Please refer to the enclosed instructions booklet for instructions on how to complete the reverse side of this card.

PLEASE FILL IN ALL APPLICABLE INFORMATION ON THE REVERSE SIDE OF THIS CARD
AND DELIVER TO CITIBANK, N.A. BEFORE 5:00 P.M. (NEW YORK CITY TIME)
ON APRIL 3, 2009.

By Courier: CITIBANK, N.A. Corporate Actions 250 Royall Street Suite V Canton, MA 02021	By Mail: CITIBANK, N.A. Corporate Actions P.O. Box 43034 Providence, RI 02940-3034

IF YOU DO NOT EXERCISE YOUR ADS RIGHTS PRIOR TO THE EXPIRATION OF THE ADS SUBSCRIPTION PERIOD, YOUR ADS RIGHTS WILL BECOME VOID AND WILL HAVE NO FURTHER VALUE.

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
BY: CITIBANK, N.A., as ADS RIGHTS AGENT

/s/ Citibank, N.A.

(A) No. of ADS rights to sell through the ADS rights agent	(B) No. of primary ADS rights exercised and new ADSs subscribed	(C) No. of additional new ADSs applied to be subscribed for pursuant to excess ADS rights*	(D) Total no. of new ADSs subscribed and applied for (sum of columns (B) and (C))

Amount payable per new ADS subscribed/applied for			× US$0.53
Total amount payable			US$

SECTION 1.  TO SUBSCRIBE: I hereby irrevocably subscribe for the total number of new ADSs indicated in column (B) above and irrevocably apply to subscribe for the number of additional new ADSs indicated in column (C), upon the terms and conditions specified in the enclosed Prospectus, receipt of which is acknowledged.
            TO SELL: If I have requested the ADS rights agent to attempt to sell any ADS rights in column (A) above, I irrevocably authorize the sale of such ADS rights by the ADS rights agent according to the procedures described in the Prospectus.

Name of Subscriber(s)/Seller(s):	Taxpayer ID No of Subscriber(s)/Seller(s):
Address of Subscriber(s)/Seller(s):	Signature of Subscriber(s)/Seller(s): Daytime telephone number of Subscriber(s)/Seller(s):

SECTION 2. TO TRANSFER ADS RIGHTS:	SECTION 3. SPECIAL DELIVERY INSTRUCTIONS:
For value received,   of the ADS rights represented by the ADSrights certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address)

(Signatures(s) of Assignor(s))

(Taxpayer Identification Number of Assignor(s))

Please mail certificates for the new ADSs I have subscribed or any cash payment to which I am entitled, as applicable, in accordance with the Prospectus to the following address (if other than shown on the face of the ADS rights certificate):

Name:

Address:

MEDALLION GUARANTEE
IMPORTANT: The signature(s) must correspond in every detail, without alteration, with the name(s) as printed on your ADS rights certificate. The signature must be guaranteed by an eligible institution, such as a commercial bank, trust company, trust company, securities broker/dealer, credit union, or savings association, participating in a Medallion Program approved by the Securities Transfer Association, Inc.
FOR USE BY ELIGIBLE INSTITUTIONS ONLY
PLACE MEDALLION GUARANTEE IN SPACE BELOW

Authorized Signature:

Name:
(Please Print)

Title:
(Please Print)

Name of Firm:

Address:

(Include Zip Code)

If the number of ADS rights being exercised is less than all of the ADS rights represented by this ADS rights certificate (check only one):
☐ DELIVER TO ME A NEW ADS RIGHTS CERTIFICATE EVIDENCING THE REMAINING ADS RIGHTS TO WHICH I AM ENTITLED.
☐ DELIVER A NEW ADS RIGHTS CERTIFICATE EVIDENCING THE REMAINING ADS RIGHTS IN ACCORDANCE WITH MY SECTION 2 INSTRUCTIONS (which include any required signature guarantee).
☐ SELL THE REMAINING UNEXERCISED ADS RIGHTS.

* Please note that you may apply to subscribe for additional new ADSs pursuant to the exercise of your excess ADS rights only if you have exercised all of your primary ADS rights.